As filed with the Securities and Exchange Commission on December 3, 2014

Registration No. 333-200067

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0038620
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis T. Williams

President and Chief Executive Officer

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Laura A. Berezin Hogan Lovells US LLP 4085 Campbell Avenue, Suite 100 Menlo Park, California 94025 (650) 463-4000	Francis W. Sarena Senior Vice President, General Counsel & Secretary Five Prime Therapeutics, Inc. Two Corporate Drive South San Francisco, California 94080 (415) 365-5600

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 3, 2014.

PROSPECTUS

$100,000,000

Common Stock

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $100,000,000. Each time we offer shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus with respect to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. You should carefully read this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus before you invest.

We may sell shares of common stock directly to investors, to or through one or more underwriters, dealers and agents, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to offer or sell any common stock unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “FPRX.” As of December 1, 2014, the closing price of our common stock was $20.28.

Investing in our common stock involves risks. Please see “Risk Factors” on page 3 and as updated in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock in one or more offerings for total gross proceeds of up to $100,000,000.

Each time that we offer shares of our common stock under this registration statement, we will provide a supplement to this prospectus that contains specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing our common stock, you should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to offer or sell any common stock unless it is accompanied by a prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell common stock in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Five Prime,” “the company,” “we,” “us,” “our” and similar references refer to Five Prime Therapeutics, Inc. The Five Prime logo and RIPPS® are our registered trademarks. This prospectus also contains registered marks, trademarks and trade names of other companies. All other trademarks, registered marks and trade names appearing in this prospectus are the property of their respective holders.

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PROSPECTUS SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, if any, and the documents incorporated by reference before making an investment decision.

The Company

We are a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics. Protein therapeutics are antibodies or drugs developed from extracellular proteins or protein fragments that block disease processes, including for cancer and inflammatory diseases. We have developed a library of more than 5,700 human extracellular proteins, which we believe represent substantially all of the body’s medically important targets for protein therapeutics. We screen this comprehensive library with our proprietary high-throughput protein screening technologies to identify new targets for protein therapeutics. This platform has allowed us to develop a pipeline of novel product candidates for cancer and inflammatory diseases and to generate $274.7 million under our collaboration arrangements through September 30, 2014.

Each of our product candidates has an innovative mechanism of action and addresses patient populations for which better therapies are needed. In addition, we are pursuing companion diagnostics for each of our lead programs to allow us to select patients most likely to benefit from treatment and therefore accelerate clinical development and improve patient care. Our most advanced product candidates are as follows:

•	FP-1039/GSK3052230, or FP-1039, is a protein therapeutic that “traps” and neutralizes cancer-promoting fibroblast growth factors, or FGFs, involved in cancer cell proliferation and new blood vessel formation. FGFs are a family of related extracellular proteins that normally regulate cell proliferation and survival in humans. They act by binding to and activating FGF receptors, or FGFRs, which are cell surface proteins that transmit growth signals to cells. Certain FGFs promote growth of multiple solid tumors by binding and activating FGFRs. Unlike other therapies that indiscriminately block all FGFs, FP-1039 is designed to only block cancer-promoting FGFs and therefore may be associated with better tolerability than other known drug candidates targeting the FGF pathway. We have completed a Phase 1 clinical trial, and our partner, GlaxoSmithKline, or GSK, is conducting a three-arm Phase 1b clinical trial in squamous non-small cell lung cancer (NSCLC) patients with abnormally high levels of FGFR1 and malignant pleural mesothelioma (MPM) patients. We expect clinical results from the dose escalation phase from one or two arms of this trial by the end of 2014. GSK is responsible for the development and commercialization of FP-1039 in the United States, the European Union and Canada. We have an option to co-promote FP-1039 in the United States.

•	FPA008 is an antibody that inhibits colony stimulating factor-1 receptor, or CSF1R, and is being developed to treat patients with inflammatory diseases, including rheumatoid arthritis, or RA. CSF1R is a cell surface protein that controls the survival and function of certain immune response cells called monocytes and macrophages. Monocytes and macrophages are commonly involved in the aberrant immune response and inflammatory processes seen in some chronic inflammatory conditions, such as RA. By inhibiting CSF1R activation, FPA008 prevents the production of multiple inflammatory factors, such as tumor necrosis factor, interleukin-6 and interleukin-1, that are individually targeted by approved therapeutics such as Humira® (adalimumab), Actemra® (tocilizumab) and Kineret® (anakinra), respectively. As a result, we believe FPA008 has the potential to have better efficacy than each of these approved drugs. In addition, unlike currently marketed RA drugs, FPA008 directly inhibits bone-destroying cells called osteoclasts. We began a Phase 1 clinical trial for FPA008 in October 2013 and expect preliminary data, including inflammation and bone turnover biomarker data, from the healthy volunteer portion of this trial by the end of 2014. We plan to begin dosing RA patients in this Phase 1 clinical trial by the end of 2014. We expect to commence clinical development of FPA008 in solid tumors in 2015.

•	FPA144 is an antibody that inhibits FGF receptor 2b, or FGFR2b, and is being developed to treat patients with gastric cancer and potentially other solid tumors. In preclinical studies, FPA144 was highly effective in blocking the growth of gastric tumors that had abnormally high levels of FGFR2b. We plan to begin a Phase 1 clinical trial for FPA144 by the end of 2014. We plan to initially test escalating doses of FPA144 in patients with solid tumors and, after dose escalation, begin treating gastric cancer patients with FGFR2 gene-amplified or FGFR2b over-expressing tumors.

The process of discovering targets for protein therapeutics has historically proven difficult and slow. There are more than 5,700 proteins in the body that represent potential protein therapeutic targets, but only about 30 are targeted by currently marketed protein drugs in cancer and inflammatory diseases. We spent seven years successfully developing a platform to improve and accelerate the protein therapeutic discovery process. Our platform is based on two components:

•	a proprietary library of more than 5,700 human extracellular proteins that we believe is the most comprehensive collection of fully functional extracellular proteins available and is an abundant source of medically relevant novel targets for protein therapeutics; and

•	proprietary and new technologies for producing and testing thousands of proteins at a time.

We believe our platform improves and accelerates the discovery of new protein targets and protein therapeutics because it can:

•	identify novel medically relevant protein targets and protein therapeutics that have little or no previously known biological function or are not in the public domain and cannot easily be discovered by other methods;

•	determine the best protein target among many alternatives for a particular disease by screening and comparing nearly all possible medically important targets simultaneously; and

•	identify new targets more quickly and efficiently than previously possible because it can produce and test thousands of proteins at a time, rather than one or just a few at a time.

In the past several years we have used this platform to identify dozens of targets validated in rodent models and to build a growing pipeline of drug candidates. We have attracted numerous partnerships with leading biopharmaceutical companies, which have generated $274.7 million in funding for our business through September 30, 2014. Under the FP-1039 license and collaboration agreement with GSK, we are eligible to receive up to $435 million in contingent payments. We also have discovery collaborations with GSK, UCB Pharma, S.A., or UCB, and Bristol-Myers Squibb Company, or BMS, and are eligible to receive potential option exercise fees and contingent payments up to $124.3 million per target under the GSK muscle diseases collaboration, $193.8 million per target under the GSK respiratory diseases collaboration, $92.2 million per target under the UCB fibrosis and CNS collaboration and $300 million per target under our immuno-oncology collaboration with BMS. We believe our platform will continue to provide funding opportunities through product and discovery collaborations.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in December 2001. Our principal executive offices are located at Two Corporate Drive, South San Francisco, California 94080, and our telephone number is (415) 365-5600.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus, and in the documents we incorporate by reference in this prospectus, before you decide to invest. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Quarterly Report on Form 10-Q, and any subsequent filings with the SEC that we file after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” or similar expressions, or the negative or plural of these words or expressions. Discussions containing these forward-looking statements may be found, among other places, in “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our estimates regarding our expenses, revenues, anticipated capital requirements and our needs for additional financing;

•	our or our partners’ ability to advance drug candidates into, and successfully complete, clinical trials alone or in combination with other drugs;

•	the timing of the initiation, progress and results of preclinical studies and research and development programs;

•	our expectations regarding the potential safety, efficacy or clinical utility of our product candidates;

•	the implementation, timing and likelihood of success of our plans to develop companion diagnostics for our product candidates;

•	our ability to maintain and establish collaborations;

•	the implementation of our business model, strategic plans for our business, drug candidates and technology;

•	the scope of protection we establish and maintain for intellectual property rights covering our drug candidates and technology;

•	the size of patient populations targeted by products we or our partners develop and market adoption of our potential products by physicians and patients;

•	the timing or likelihood of regulatory filings and approvals;

•	developments relating to our competitors and our industry; and

•	our expectations regarding licensing, acquisitions and strategic operations.

In addition, you should refer to the “Risk Factors” section in the applicable prospectus supplement, or in any free writing prospectuses we may authorize for use in connection with a specific offering, for a discussion of other important factors, risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Given these other important factors, risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

You should rely only on information contained or incorporated by reference in this prospectus, the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement, and the applicable prospectus supplement or in any free writing prospectuses we may authorize for use in connection with a specific offering. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to invest, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus and, if required, any post-effective amendment to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement or free writing prospectus, the net proceeds from the sale of our common stock offered by this prospectus will be used for general corporate purposes and working capital requirements. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF COMMON STOCK

The following describes the common stock that we may offer under this prospectus, including the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, the registration rights agreement to which we and certain of our stockholders are parties and certain provisions of the General Corporation Law of the State of Delaware. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and registration rights agreement, copies of which have been filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our amended and restated certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of November 30, 2014, there were outstanding:

•	21,633,057 shares of common stock; and

•	2,756,741 shares of common stock subject to outstanding options.

As of November 30, 2014, we had 77 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting Rights. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of substantially 66% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Dividends. Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable. All outstanding shares of our common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Registration Rights

Holders of 8,879,186 shares of our common stock have the right to demand that we file a registration statement or request that we cover their shares by a registration statement that we otherwise file, as described below.

Demand Registration Rights

The holders of a majority of the shares having demand registration rights may request that we register all or a portion of their shares of common stock for sale under the Securities Act. We will effect the registration as requested, unless, in the good faith judgment of our board of directors, such registration would be materially detrimental to the company and its stockholders and should be delayed. In addition, holders of the shares having demand registration rights may make unlimited requests that we register all or a portion of their common stock for sale under the Securities Act on Form S-3, or any successor form, so long as the aggregate price to the public in connection with any such offering is at least $1 million.

Incidental Registration Rights

In addition, if at any time we register any shares of our common stock, the holders of all shares having piggyback registration rights are entitled to notice of the registration and to include all or a portion of their shares of common stock in the registration.

Other Provisions

In the event that any registration in which the holders of registrable shares participate pursuant to the registration rights agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.

For certain of these holders, we will pay all registration expenses, other than underwriting discounts and selling commissions, and the reasonable fees and expenses of a single special counsel for the selling stockholders related to any demand, piggyback and Form S-3 registration. The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we must indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they must indemnify us for material misstatements or omissions in the registration statement attributable to them. The demand, piggyback and Form S-3 registration rights described above will expire, with respect to a majority of the shares having registration rights, on September 23, 2017.

Anti-Takeover Provisions

Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may deter or impede unsolicited or “hostile” takeovers or changes of control or management. These provisions include:

•	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Classified board. Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of our board.

•	Board of directors vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•	Stockholder action; special meetings of stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our amended and restated certificate of incorporation further provides that only the chairman of our board of directors or a majority of our board of directors may call special meetings of our stockholders.

•	Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

We designed these provisions to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of us, and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with such entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result discourage or prevent mergers or other takeover or change of control attempts of us.

Choice of Forum

Our amended and restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any director, officer, employee or agent to us or our stockholders, any action asserting a claim against us arising pursuant to the DGCL or our certificate of incorporation or bylaws, any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. However, several lawsuits involving other companies have been brought challenging the validity of choice of forum provisions in certificates of incorporation, and it is possible that a court could rule that such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FPRX.”

PLAN OF DISTRIBUTION

We may sell our common stock in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

Each time we sell our common stock, we will provide a prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) that will describe the method of distribution and set forth the offering terms, including the name or names of any underwriters, dealers or agents, the purchase price and the proceeds to us, any over-allotment options under which underwriters may purchase additional common stock from us, any underwriting discounts, commissions and other items constituting underwriters’ discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation and any securities exchanges on which our common stock may be listed.

We may use one or more underwriters in the sale of our common stock, in which case the common stock will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase our common stock. Agents designated by us from time to time may also solicit offers to purchase our common stock. Any agent designated by us, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of our common stock will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of our common stock, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of our common stock to the public. In connection with the sale our common stock, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of our common stock for whom they may act as agents. Underwriters may also sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase our common stock from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of our common stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if our common stock is also being sold to underwriters, we will have sold to the underwriters our common stock not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for our common stock pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of our common stock pursuant to the contracts.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase our common stock will be subject to certain conditions precedent and such underwriters will be obligated to purchase all of our common stock, if any shares of our common stock are purchased. In connection with the offering of our common stock, we may grant to the underwriters an option to purchase additional shares of our common stock to cover over-allotments at the offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that they may enter into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of our common stock will be set forth in the applicable prospectus supplement relating to each offer.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of our common stock offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The legal validity of the common stock offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Menlo Park, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s website at www.sec.gov and in the Investors section of our website at www.fiveprime.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 26, 2014;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2014, as filed with the SEC on May 12, 2014, and as amended by Form 10-Q/A as filed with the SEC on August 26, 2013; (ii) June 30, 2014, as filed with the SEC on August 7, 2014; and (iii) September 30, 2014, as filed with the SEC on November 12, 2014;

•	our Current Reports on Form 8-K, which were filed with the SEC on January 23, 2014, March 19, 2014, May 20, 2014, October 2, 2014, October 23, 2014, November 14, 2014 (two reports), November 18, 2014 and November 24, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A, which was filed on September 16, 2013, including any amendments or reports filed for the purpose of updating the description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above in the section titled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Five Prime Therapeutics, Inc.

Attention: Aron Knickerbocker, Chief Business Officer

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5750

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee and FINRA fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$11,620
FINRA fee	15,500
Accounting fees and expenses	15,000	*
Legal fees and expenses	100,000	*
Transfer agent and registrar fees	5,000	*
Printing expenses	20,000	*
Miscellaneous	2,880	*

Total	$170,000

*	Estimated

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derived an improper personal benefit;

•	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16.	Exhibits

The exhibits listed on the Index to Exhibits of this registration statement are incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, in the State of California, on this 3rd day of December 2014.

FIVE PRIME THERAPEUTICS, INC.

By:	/s/ Lewis T. Williams
Lewis T. Williams Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lewis T. Williams Lewis T. Williams	Chief Executive Officer, President and Director (Principal Executive Officer)	December 3, 2014

/s/ Marc L. Belsky Marc L. Belsky	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2014

*	Chairman of the Board	December 3, 2014
Brian G. Atwood

*	Director	December 3, 2014
Franklin M. Berger

*	Director	December 3, 2014
Fred E. Cohen

*	Director	December 3, 2014
R. Lee Douglas

*	Director	December 3, 2014
Peder K. Jensen

/s/ Aron M. Knickerbocker	Senior Vice President, Chief Business Officer and Director	December 3, 2014
Aron M. Knickerbocker

*	Director	December 3, 2014
Mark D. McDade

* William Ringo	Director	December 3, 2014

*By:	/s/ Francis W. Sarena
Francis W. Sarena
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K (File No. 001-36070), filed with the SEC on September 23, 2013).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.4 to the company’s Registration Statement on Form S-1 (File No. 333-190194), filed with the SEC on July 26, 2013).

4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the company’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-190194), filed with the SEC on September 4, 2013).

5.1**	Opinion of Hogan Lovells US LLP.

23.1**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Accounting Firm.

24.1**	Power of Attorney (included on signature page to this registration statement).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Previously filed.